Exhibit 2(b)

                                                                  FILED
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                            96 SEP 20 PM 1:09



                            ARTICLES OF INCORPORATION
                                       OF
                           COSMETIC CONSULTANTS CORP.

         The  undersigned,  desiring to form a corporation  (the  "Corporation")
under  the  laws  of  Florida,   hereby   adopts  the   following   Articles  of
Incorporation:

                                    ARTICLE I
                                CORPORATION NAME

         The name of the Corporation is COSMETICS CONSULTANTS CORP.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and address of the Initial Board of Directors and officers are as follows:

         Laurie Lomillo                     President/Director
         1772 N.W. 91 Avenue
         Plantation, FL 33322


                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have the right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act, notwithstanding, bylaws shall be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

         9.1 Inspection of Books. The board of directors shall make reasonable rules to determine at what time and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of the shareholder.

         9.2 CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3 QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

         9.4 REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of the shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   SUBSCRIBER

         The  name  and  address  of  the  person   signing  these  Articles  of
Incorporation as subscriber is:

         Eric P. Littman
         1428 Brickell Avenue, 8th Floor
         Miami, FL 33131


                                   ARTICLE XII
                                    CONTRACTS

         No contracts or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct and indirect interest is such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:

                  Eric P. Littman
                  1428 Brickell Avenue, 8th Floor
                  Miami, FL 33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this September 16, 1996.






                                            /s/ Eric P. Littman
                                            ---------------------------
                                            Eric P. Littman, Subscriber

Subscribed and Sworn on September 16, 1996 Before me:



(SEAL)



/s/ Isabel Cantera
-----------------------------
Isabel Cantera, Notary Public

My Commission Expires:

February 28, 1999

                                                                FILED
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS

                                                          96 SEP 20 PM 1:09




                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


         Having been named to accept service of process for COSMETICS CONSULTANTS CORP. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).



                                                   /s/ Eric P. Littman
                                                   --------------------
                                                   Eric P.  Littman

                                                                   FILED
                                                             96 NOV 25 AM 11:30
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA
                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                           COSMETICS CONSULTANTS CORP.



         THE UNDERSIGNED, being the sole director of COSMETICS CONSULTANTS CORP., does hereby amend the Articles of Incorporation of the Company as follows:

                                    ARTICLE I

                                      NAME

         The name of this corporation shall be LOMILLO CONSULTANTS CORP.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on October 10, 1996 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this October 10, 1996.


/s/ Laurie Lomillo
-------------------------------------------
Laurie Lomillo, President and Sole Director



         The foregoing instrument was acknowledged before me on October 10, 1996 by Laurie Lomillo, who is personally known to me, or who has produced a Drivers' License as identification.


                                                        /s/ Richard Leon Newberg
                                                        ------------------------
                                                        Notary Public

My commission expires:                 (SEAL)            RICHARD LEON NEWBERG
                                                       COMMISSION AND CC 42585R
                                                         EXPIRES DEC 12, 1998
                                                              BONDED THRU
                                                      ATLANTIC BONDING CO., INC.

                                                                   FILED
                                                             97 JUL 17 PM 12:26
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA
                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                            LOMILLO CONSULTANTS CORP.



         THE UNDERSIGNED, being the sole director of LOMILLO CONSULTANTS CORP., does hereby amend the Articles of Incorporation of the Company as follows:

                                    ARTICLE I

                                      NAME

         The name of this corporation shall be INET COMMERCE CONDUIT CORP.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 7, 1997 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this July 7, 1997.

/s/ Laurie Lomillo
-------------------------------------------
Laurie Lomillo, President and Sole Director



         The foregoing instrument was acknowledged before me on July 7, 1997 by Laurie Lomillo, who is personally known to me, or who has produced a Drivers' License as identification.


                                                        /s/ Richard Leon Newberg
                                                        ------------------------
                                                        Notary Public

My commission expires:                 (SEAL)            RICHARD LEON NEWBERG
                                                       COMMISSION AND CC 42585R
                                                         EXPIRES DEC 12, 1998
                                                              BONDED THRU
                                                      ATLANTIC BONDING CO., INC.